PROMISSORY NOTE AND SECURITY AGREEMENT

FOR VALUE RECEIVED, the undersigned, College Partners, LLC, a South Carolina limited liability company (hereinafter referred to as "CP" or "Maker"), with principal offices located at 1744 Sam Rittenberg Boulevard, Suite D, Charleston, South Carolina 29407, promises to pay to the order of those lenders listed on Schedule I attached (hereinafter referred to as "Holder") the principal sum of One Hundred Thousand ($100,000.00) Dollars, without set-off or deduction, payable as set forth below, with all accrued interest.

WHEREAS, CP wishes to borrow from Holder and Holder wishes to lend CP, One Hundred Thousand Dollars:

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1. Promissory Note.

FOR VALUE RECEIVED, CP promises to pay to Holder, or its order, at such place or places as Holder may from time to time designate in writing, the principal sum of One Hundred Thousand ($100,000.00) Dollars. The funds shall be distributed upon execution (the "Close"). The principal shall be due and payable the earlier of Two Hundred and Seventy Days (270) days from the date of execution or by remittance of all of Maker's gross revenues earned less the actual cost of goods sold and directly related fulfillment costs, as approved by Holder, until this Note is paid, unless accelerated pursuant to the terms hereof. Interest shall be payable on the unpaid principal at the uncompounded rate of 10% percent per annum, payable at the time of repayment of the principal. If CP fails to make payment within three days after due date, this obligation shall be in default, and the Holder shall be entitled to a default interest rate which is the highest allowable rate allowed by law.

2. Currency.

All principal and interest due under this Promissory Note are payable in cash in lawful money of the United States of America.

3. Right of Repayment.

At any time from the date hereof to the due date, CP may prepay the entire principal sum and any interest accrued thereon, or any portion thereof, without penalty or restriction.

4. Security Interest

As security for this Promissory Note, Maker hereby grants Holder a security interest in all the assets of CP.

In the event of any default in the payment of this promissory note, the Holder or its agent shall have and may exercise any and all remedies of a secured party under the Florida Uniform Commercial Code, and any other remedies available at law or equity, with respect to the collateral.

5. Absence of Liens; Aggregate Principal; Bankruptcy

Maker hereby represents and warrants that all of the Collateral is free from any liens, encumbrances or security interests. Maker shall not file a voluntary petition for bankruptcy under any chapter of the United States Bankruptcy Code within ninety days of the date hereof.

6. Financing Statement.

Maker authorizes the Holder to file with the Florida Secretary of State a financing statement on Form UCC-1 in favor of Holder. Maker shall not encumber the Collateral in any manner inconsistent with the rights of the Holder.

7. Expenses; Waiver.

If the principal and interest are not paid in full when they become due, Maker hereby agrees to pay Holder, in addition to such amounts owed pursuant to this Note, all costs and expenses of collection, including a reasonable sum for attorneys' fees as fixed by the court of competent jurisdiction. Maker waives presentment for payment, protest, notice of protest and notice of nonpayment of this Note.

8. Acceleration.

Upon the occurrence of any material breach of Maker's representations and warranties set forth in this Promissory Note, the principal sum and all accrued interest thereon shall, upon written notice from Holder to Maker, become immediately due and payable.

9. **Governing Law.**

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Florida. Venue for any action brought pursuant to the terms and conditions of this agreement shall be Miami/Dade County Florida.

COLLEGE PARTNERS, LLC

By: ______________________
Name: Ronald Small
Title: Manager

SCHEDULE I

Lenders

Leslie Pozner:	$25,000
Trafalgar Advisers, Inc.:	$25,000
Advantage Capital Development Corp.:	$50,000